SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act


           Date of Report (Date of Earliest Reported) March 13, 2001


                       Circuit Source International, Inc.
             (Exact name of registrant as specified in its charter)


       Nevada                       0-30913                    86-0985427
(State of Incorporation)     (Commission File Number)       (I.R.S. Employer
                                                          Identification Number)


              930 East Third Street, Suite 15, Tempe, Arizona 85281 (Address of Principal Executive Offices Including Zip Code)


                                 (480) 967 7090
                         (Registrant's Telephone Number)


                                 SixthCai, Inc.
              10245 East Via Linda, Suite 220, Scottsdale, AZ 85285
         (Former Name and Former Address, if Changed Since Last Report)
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     On February 27, 2001 a change in control of SixthCai, Inc. occurred pursuant to the Agreement and Plan of Reorganization between SixthCai, Inc. and Circuit Source, Inc., (an Arizona corporation. As agreed by all the shareholders of both companies, SixthCai, Inc. acquired 100% of the stock of Circuit Source, Inc. for 4,610,000 newly issued shares of SixthCai, Inc. The majority shareholder of SixthCai, Inc. also cancelled and returned 4,750,000 shares to SixthCai, Inc.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On February 27, 2001 the Board of Directors of Circuit Source, Inc. and the majority of the shareholders agreed to transfer 100% of their shares to SixthCai, Inc. for 4,610,000 newly issued shares of SixthCai common stock.

ITEM 5. OTHER EVENTS

     On March 1, 2001 the First Article of the registrant's Articles of Incorporation was amended changing the name of the registrant to Circuit Source International, Inc.

ITEM 6. RESIGNATION OF DIRECTORS AND EXECUTIVE OFFICERS

     On March 12, 2001 Mr. Edmond Lonergan, the registrant's sole officer and director resigned pursuant to the terms of the Agreement and Plan of Reorganization. The new Board of Directors consists of:

         James Keaton
         George Earl
         Anthony Camberlango

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (b) Pro Forma Financial Statements of the Merged Companies.

         To be filed by amendment no later than 60 days from the date of this report.

     (c) Exhibits

         1. Agreement and Plan of Reorganization between Circuit Source, Inc. and SixthCai, Inc.

         2.   Letter of Resignation from Mr. Edmond Lonergan.

ITEM 8. CHANGE IN FISCAL YEAR

     On March 12, 2001 the registrant changed its fiscal year from December 31 to June 30. The June 30, 2001 10-K will be the report covering the transition period.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 13, 2001                   Circuit Source International, Inc.


                                       By: /s/ James Keaton
                                          -------------------------------
                                           James Keaton
                                      Its: President and CEO


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